Exhibit 99.2

SECOND AMENDMENT TO FACILITY AGREEMENT

SECOND AMENDMENT dated as of March 28, 2011 (this “Amendment”) to the FACILITY AGREEMENT (the “Agreement”), dated as of June 17, 2009, as amended on August 5, 2010, between Arena Pharmaceuticals, Inc., a Delaware corporation (the “Borrower”), and those lenders set forth on the signature page hereof (individually, a “Lender” and together, the “Lenders” and, collectively with the Borrower, the “Parties”).

WITNESSETH:

WHEREAS, on July 6, 2009, the Borrower borrowed from the Lenders $100,000,000 pursuant to the Agreement;

WHEREAS, on the date hereof the Borrower and the Lenders have entered into a Securities Purchase Agreement (the “SPA”), pursuant to which the Lenders have agreed to purchase from the Borrower, and the Borrower has agreed to issue and sell to the Lenders, shares of the Borrower’s Common Stock and Preferred Stock;

WHEREAS, the Borrower desires to prepay the Loan (as defined in the Agreement) in the aggregate amount of $17,739,000;

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the Lenders and the Borrower agree as follows:

1. Concurrently with the Closing (as defined in the SPA) the Borrower shall prepay the Loan in the amount of $17,739,000. Section 2.12(d) of the Agreement shall not apply to such prepayment. Sections 2.12(a) and (c) of the Agreement shall not apply to the sale of Common Stock or Preferred Stock pursuant to the SPA.

2. Section 1.1 of the Agreement is amended:

(a) to delete the definitions “Call Loan”, “Call Notes”, “Note Call” and “Prepayment Financing”;

(b) to delete the reference to the “Note Call”, “Call Loan” and “Call Notes” in the definition of “Loan” and “Notes”, as applicable;

(c) to add a definition entitled “SPA” to read as follows:

“SPA” means that certain Securities Purchase Agreement, dated as of March 28, 2011, by and between Borrower and the Lenders.”; and

(d) to revise clause (g) of the definition of Exempted Issuance to read as follows:

“(g) the Net Proceeds of which are applied within one (1) Business Day to repay all of the Loan.”

3. Sections 2.12(a), 2.12(b), 2.12(c), 2.14 and 2.15(b) of the Agreement are hereby deleted and of no further force or effect.

4. Section 5.2 of the Agreement is amended to add thereto a subsection (e) to read as follows:

“(e) The Borrower shall not, during the 60 day period following the closing of the SPA, sell any Common Stock, Convertible Securities or options, other than in an Exempted Issuance.”

5. Except as amended by this Amendment, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the undersigned Lenders and the Borrower have caused this Amendment to be duly executed as of the date first written above.

BORROWER:		LENDERS:

ARENA PHARMACEUTICALS, INC.		DEERFIELD PRIVATE DESIGN FUND, L.P.

By:	/s/ Steven W. Spector	By:	Deerfield Capital, L.P., its General Partner
Name:	Steven W. Spector
Title:	Senior Vice President, General Counsel	By:	J.E. Flynn Capital LLC, its General Partner
and Secretary

		By:	/s/ David J. Clark
		Name:	David J. Clark
		Its:	Authorized Signatory

DEERFIELD PRIVATE DESIGN INTERNATIONAL, L.P.

		By:	Deerfield Capital, L.P., its General Partner

		By:	J.E. Flynn Capital LLC, its General Partner

		By:	/s/ David J. Clark
		Name:	David J. Clark
		Its:	Authorized Signatory

DEERFIELD PARTNERS, L.P.

		By:	Deerfield Capital, L.P., its General Partner

		By:	J.E. Flynn Capital LLC, its General Partner

		By:	/s/ David J. Clark
		Name:	David J. Clark
		Its:	Authorized Signatory

DEERFIELD INTERNATIONAL LIMITED

		By:	/s/ David J. Clark
		Name:	David J. Clark
		Its:	Authorized Signatory

DEERFIELD SPECIAL SITUATIONS FUND, L.P.

		By:	Deerfield Capital, L.P., its General Partner

		By:	J.E. Flynn Capital LLC, its General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Its:	Authorized Signatory

DEERFIELD SPECIAL SITUATIONS FUND INTERNATIONAL LIMITED

By:	/s/ David J. Clark
Name:	David J. Clark
Its:	Authorized Signatory

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